Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	February 18, 2014
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2013 and

Increases Quarterly Common Dividend by 13.6% to $0.50 Per Share

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the fourth quarter ended December 31, 2013.

Funds from operations (“FFO”) were $41.9 million, or $1.26, as adjusted, per share for the three months ended December 31, 2013, a 1.6% per share increase from the three months ended December 31, 2012 of $39.3 million, or $1.24, as adjusted, per share. FFO was $159.4 million, or $4.95, as adjusted, per share for the year ended December 31, 2013, a 1.9% per share increase from the year ended December 31, 2012 of $154.2 million, or $4.86, as adjusted, per share. The increase in adjusted FFO per share for the three months and year ended December 31, 2013 over the same periods in 2012 was due to the increase in net operating income partially offset by an increase in preferred equity distributions as the Company replaced short-term debt with perpetual preferred equity combined with an increase in share count as a result of the November, 2013 common equity offering.

At the beginning of 2012, the Company put in place a Long-Term Equity Incentive Plan (“LTEIP”) designed to grant restricted stock units to management based on the Company’s ability to achieve certain defined goals over a four-year period. While the Company has continued to see improved operating metrics and delivered strong total shareholder returns over the past two years, the original targets under the LTEIP were based on an assumption of a strong economic recovery starting in 2012. Given the current pace of the economic recovery, management has determined that it is not probable that the targets under the LTEIP will be met. As such, the Company stopped recording amortization as of September 30, 2013 and recorded a reversal of all previously recorded LTEIP amortization of $6.9 million during the three months ended December 31, 2013. Additionally, to present comparative results, the reversal and all amounts originally expensed in prior periods in either cost of operations (for field leadership) or general and administrative expenses (for executive management) have been reflected as adjustments in the FFO and Property Operations tables below.

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the following table reconciles reported FFO to adjusted FFO, which excludes the LTEIP amortization adjustments, certain lease buyout payments, gain on sale of ownership interest in Stor-RE Mutual Insurance Company, Inc. (“Stor-RE”), acquisition transaction costs and the impact of non-cash distributions related to the redemption of preferred equity for the three months and years ended December 31, 2013 and 2012:

	For the Three Months			For the Years
	Ended December 31,			Ended December 31,
	2013	2012	Change	2013	2012	Change
FFO per share, as reported	$1.54	$1.25	23.2%	$5.15	$4.24	21.5%
LTEIP amortization	(0.20)	0.03		(0.12)	0.12
Lease buyout payments	(0.07)	(0.05)		(0.07)	(0.06)
Gain on sale of ownership interest in Stor-RE	(0.03)	—		(0.04)	—
Acquisition transaction costs	0.02	0.01		0.03	0.01
Non-cash distributions related to the redemption of preferred equity	—	—		—	0.55

FFO per share, as adjusted	$1.26	$1.24	1.6%	$4.95	$4.86	1.9%

The following are adjustments to reconcile adjusted FFO to reported FFO as noted above. The reversal of LTEIP amortization was $6.9 million and $3.9 million for the three months and year ended December 31, 2013, respectively. The $1.0 million and $3.9 million originally expensed for the three months and year ended December 31, 2012, respectively, have been added back for comparative purposes. The excluded lease buyout payments were $2.3 million and $1.8 million for the three months and years ended December 31, 2013 and 2012, respectively. During the three months ended December 31, 2013, the Company sold its ownership interest in Stor-RE, an insurance captive primarily owned by Public Storage, resulting in a gain of $1.1 million. Acquisition transaction costs were $701,000 and $192,000 for the three months ended December 31, 2013 and 2012, respectively, and $854,000 and $350,000 for the years ended December 31, 2013 and 2012, respectively. Non-cash distributions related to the redemption of preferred equity of $17.3 million were included in net income allocable to preferred shareholders for the year ended December 31, 2012.

Excluding the two lease buyout payments noted above, rental income increased $3.7 million, or 4.3%, from $87.4 million for the three months ended December 31, 2012 to $91.2 million for the three months ended December 31, 2013 as a result of a $3.3 million increase in rental income from Non-Same Park facilities, and a $421,000 increase from the Same Park portfolio. Excluding the two lease buyout payments noted above, rental income increased $12.2 million, or 3.5%, from $344.8 million for the year ended December 31, 2012 to $357.0 million for the year ended December 31, 2013 as a result of an $8.8 million increase in rental income from Non-Same Park facilities combined with a $3.5 million increase from the Same Park portfolio. The Same Park increases were due to an increase in occupancy and rental rates while the increases in Non-Same Park were due to a combination of an increase in occupancy and the acquisition of additional parks. In December, 2013, the Company received a net lease buyout payment of $2.3 million in connection with the termination of a 75,000 square foot lease in Beaverton, Oregon. The space was immediately re-leased with no down time.

Net income allocable to common shareholders increased $7.9 million, or 81.2%, from $9.8 million, or $0.40 per share, for the three months ended December 31, 2012 to $17.7 million, or $0.68 per share, for the three months ended December 31, 2013. Net income allocable to common shareholders increased $24.0 million, or 121.4%, from $19.8 million, or $0.81 per share, for the year ended December 31, 2012 to $43.9 million, or $1.77 per share, for the year ended December 31, 2013. These increases were due to the net impact of preferred equity transactions in 2013 and 2012 and the reversal of the LTEIP amortization combined with an increase in net operating income in 2013 and a decrease in interest expense. The three-month increase was also impacted by the gain on the sale of the Company’s ownership interest in Stor-RE of $1.1 million.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Same Park portfolio includes all operating properties owned or acquired prior to January 1, 2011. Operating properties that the Company acquired subsequent to January 1, 2011 are referred to as “Non-Same Park.” For the three months and years ended December 31, 2013 and 2012, the Same Park facilities constitute 21.4 million rentable square feet, representing 72.0% of the 29.7 million square feet in the Company’s portfolio as of December 31, 2013.

The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2013 and 2012 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Years
	Ended December 31,			Ended December 31,
	2013	2012	Change	2013	2012	Change
Rental income:
Same Park (21.4 million rentable square feet)	$75,362	$74,941	0.6%	$299,524	$296,062	1.2%
Non-Same Park (8.3 million rentable square feet)	15,810	12,500	26.5%	57,470	48,703	18.0%

Total rental income	91,172	87,441	4.3%	356,994	344,765	3.5%

Cost of operations:
Same Park	23,731	24,384	(2.7%)	97,813	97,184	0.6%
Non-Same Park	5,279	4,311	22.5%	18,259	15,683	16.4%

Total cost of operations	29,010	28,695	1.1%	116,072	112,867	2.8%

Net operating income (1):
Same Park	51,631	50,557	2.1%	201,711	198,878	1.4%
Non-Same Park	10,531	8,189	28.6%	39,211	33,020	18.7%

Total net operating income	62,162	58,746	5.8%	240,922	231,898	3.9%

Other:
Lease buyout payments (2)	2,252	1,783	26.3%	2,252	1,783	26.3%
LTEIP amortization (3):
Cost of operations	2,184	(287)	(861.0%)	1,241	(1,241)	(200.0%)
General and administrative	4,695	(718)	(753.9%)	2,652	(2,652)	(200.0%)
Facility management fees	162	160	1.3%	639	649	(1.5%)
Other income and expense	(2,290)	(4,804)	(52.3%)	(14,681)	(20,377)	(28.0%)
Depreciation and amortization	(28,730)	(28,072)	2.3%	(108,917)	(109,398)	(0.4%)
General and administrative	(1,902)	(1,084)	75.5%	(7,110)	(5,917)	20.2%
Acquisition transaction costs	(701)	(192)	265.1%	(854)	(350)	144.0%

Income from continuing operations	$37,832	$25,532	48.2%	$116,144	$94,395	23.0%

Same Park gross margin (4)	68.5%	67.5%	1.5%	67.3%	67.2%	0.1%
Same Park weighted average occupancy	92.0%	92.2%	(0.2%)	92.0%	91.7%	0.3%
Non-Same Park weighted average occupancy	86.0%	79.4%	8.3%	83.6%	81.0%	3.2%
Same Park annualized realized rent per square foot (5)	$15.29	$15.18	0.7%	$15.20	$15.07	0.9%

(1)	Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).
(2)	Represents a lease buyout payment recorded in the fourth quarter of 2013 associated with a 75,000 square foot lease in Oregon which terminated as of December 31, 2013 and a lease buyout payment recorded in the fourth quarter of 2012 associated with a 39,000 square foot lease in Virginia which terminated as of December 25, 2012.
(3)	Represents the reversal of the LTEIP amortization in 2013 and the amortization originally recorded in 2012.
(4)	Computed by dividing Same Park NOI by Same Park rental income.
(5)	Represents the annualized Same Park rental income earned per occupied square foot.

Common Stock Offering

On November 7, 2013, the Company closed the sale of 1,495,000 shares of common stock in a public offering and concurrently sold 950,000 shares of common stock to Public Storage. The aggregate net proceeds were $192.3 million.

Property Acquisitions

On December 20, 2013, the Company acquired Bayshore Corporate Center, an eight-building, 340,000 square foot, office park in San Mateo, California, for $60.5 million. The occupancy for the park was 81.8% at the time of acquisition.

During the fourth quarter, the Company also acquired, in two separate transactions, four multi-tenant flex parks and a four-acre parcel of land aggregating 804,000 square feet of single-story flex buildings located in Dallas, Texas, for a combined purchase price of $40.3 million. The combined occupancy for the parks was 75.6% at the time of acquisition.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended December 31, 2013:

Ratio of FFO to fixed charges (1)	17.8x
Ratio of FFO to fixed charges and preferred distributions (1)	3.7x
Debt and preferred equity to total market capitalization (based on common stock price of $76.42 at December 31, 2013)	32.3%
Available balance under the $250.0 million unsecured credit facility at December 31, 2013	$250.0 million

(1)	Fixed charges include interest expense and capitalized interest of $3.9 million.

Distributions Declared

On February 18, 2014, the Board of Directors declared a quarterly dividend of $0.50 per common share, an increase of 13.6%, from $0.44 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable March 31, 2014 to shareholders of record on March 14, 2014.

Series	Dividend Rate	Dividend Declared
Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2013, the Company wholly owned 29.7 million rentable square feet with approximately 5,050 customers located in eight states, concentrated in California (11.5 million sq. ft.), Texas (4.7 million sq. ft.), Virginia (4.0 million sq. ft.), Florida (3.7 million sq. ft.), Maryland (2.3 million sq. ft.), Washington (1.5 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Wednesday, February 19, 2014, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is (888) 299-3246; the conference ID is 31383721. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through February 26, 2014 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$31,481	$12,883
Real estate facilities, at cost:
Land	827,092	793,352
Buildings and improvements	2,346,958	2,235,448

	3,174,050	3,028,800
Accumulated depreciation	(1,035,387)	(942,639)

	2,138,663	2,086,161
Land and building held for development	23,990	6,829

	2,162,653	2,092,990
Rent receivable	5,248	4,754
Deferred rent receivable	25,903	25,329
Other assets	13,274	15,861

Total assets	$2,238,559	$2,151,817

LIABILITIES AND EQUITY
Accrued and other liabilities	$73,919	$69,454
Term loan	—	200,000
Mortgage notes payable	250,000	268,102

Total liabilities	323,919	537,556
Commitments and contingencies
Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 39,800 and 35,400 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	995,000	885,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 26,849,822 and 24,298,475 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	267	242
Paid-in capital	699,314	537,091
Cumulative net income	1,070,975	967,783
Cumulative distributions	(1,047,615)	(944,427)

Total PS Business Parks, Inc.’s shareholders’ equity	1,717,941	1,445,689
Noncontrolling interests:
Common units	196,699	168,572

Total noncontrolling interests	196,699	168,572

Total equity	1,914,640	1,614,261

Total liabilities and equity	$2,238,559	$2,151,817

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental income	$93,424	$89,224	$359,246	$346,548
Facility management fees	162	160	639	649

Total operating revenues	93,586	89,384	359,885	347,197

Expenses:
Cost of operations	26,826	28,982	114,831	114,108
Depreciation and amortization	28,730	28,072	108,917	109,398
General and administrative	(2,092)	1,994	5,312	8,919

Total operating expenses	53,464	59,048	229,060	232,425

Other income and (expense):
Interest and other income	1,310	81	1,485	241
Interest and other expense	(3,600)	(4,885)	(16,166)	(20,618)

Total other income and (expense)	(2,290)	(4,804)	(14,681)	(20,377)

Income from continuing operations	37,832	25,532	116,144	94,395

Discontinued operations:
Income from discontinued operations	—	10	—	42
Gain on sale of real estate facility	—	935	—	935

Total discontinued operations	—	945	—	977

Net income	$37,832	$26,477	$116,144	$95,372

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$4,994	$2,935	$12,952	$5,970
Noncontrolling interests — preferred units	—	—	—	323

Total net income allocable to noncontrolling interests	4,994	2,935	12,952	6,293

Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	15,122	13,750	59,216	69,136
Restricted stock unit holders	34	32	125	138
Common shareholders	17,682	9,760	43,851	19,805

Total net income allocable to PS Business Parks, Inc.	32,838	23,542	103,192	89,079

	$37,832	$26,477	$116,144	$95,372

Net income per common share — basic:
Continuing operations	$0.68	$0.37	$1.77	$0.79
Discontinued operations	$—	$0.03	$—	$0.03
Net income	$0.68	$0.40	$1.77	$0.82
Net income per common share — diluted:
Continuing operations	$0.68	$0.37	$1.77	$0.78
Discontinued operations	$—	$0.03	$—	$0.03
Net income	$0.68	$0.40	$1.77	$0.81
Weighted average common shares outstanding:
Basic	25,864	24,288	24,732	24,234

Diluted	25,961	24,361	24,833	24,323

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Computation of Diluted Funds From Operation (FFO) (1):
Net income allocable to common shareholders	$17,682	$9,760	$43,851	$19,805
Adjustments:
Gain on sale of real estate facility	—	(935)	—	(935)
Depreciation and amortization	28,730	28,072	108,917	109,494
Net income allocable to noncontrolling interests — common units	4,994	2,935	12,952	5,970
Net income allocable to restricted stock unit holders	34	32	125	138

FFO allocable to common and dilutive shares	$51,440	$39,864	$165,845	$134,472

Weighted average common shares outstanding	25,864	24,288	24,732	24,234
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	55	102	51	107
Weighted average common share equivalents outstanding	97	73	101	89

Total common and dilutive shares	33,321	31,768	32,189	31,735

FFO per common and dilutive share	$1.54	$1.25	$5.15	$4.24

Computation of Funds Available for Distribution (FAD) (2):
FFO allocable to common and dilutive shares	$51,440	$39,864	$165,845	$134,472
Adjustments
Recurring capital improvements	(1,889)	(1,857)	(10,083)	(8,394)
Tenant improvements	(7,467)	(6,155)	(29,224)	(34,236)
Lease commissions	(3,744)	(2,258)	(9,850)	(7,244)
Straight-line rent	(238)	(3)	(1,457)	(2,686)
Non-cash stock compensation expense	332	368	1,361	1,541
Long-term equity incentive amortization	(6,879)	1,005	(3,893)	3,893
In-place lease adjustment	(30)	99	118	501
Tenant improvement reimbursements, net of lease incentives	(419)	(754)	(1,414)	(1,315)
Capitalized interest	(359)	—	(359)	—
Non-cash distributions related to the redemption of preferred equity	—	—	—	17,316

FAD	$30,747	$30,309	$111,044	$103,848

Distributions to common and dilutive shares	$15,062	$13,935	$56,953	$55,678

Distribution payout ratio	49.0%	46.0%	51.3%	53.6%

(1)	Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.
(2)	Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.